EXHIBIT 32.2

CERTIFICATION OF SENIOR VICE PRESIDENT, FINANCE
 CONTRAVIR PHARMACEUTICALS, INC.
FORM 10-Q/A FOR THE QUARTER ENDED DECEMBER 31, 2014
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Financial Officer of ContraVir Pharmaceuticals, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q/A of the Company for the quarter ended December 31, 2014 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2015	/s/ WILLIAM HORNUNG
William Hornung
Chief Financial Officer